Exhibit 99.1

Cellular Biomedicine Group Reports Full-Year 2017 Financial Results and Recent Operational Progress

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Expanded GMP manufacturing capacity to become one of the largest in-house CAR-T manufacturers amongst leading global biopharmaceutical companies

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Signed partnerships with GE Healthcare Life Sciences China & Thermo Fisher Scientific China to improve cell manufacturing processes

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Received approximately $45.1 million in funding from institutional and strategic investors in Q4, 2017 and Q1 2018 combined

SHANGHAI, China and CUPERTINO, Calif., March 06, 2018 (GLOBE NEWSWIRE) --  Cellular Biomedicine Group Inc. (NASDAQ:CBMG) ("CBMG" or the "Company"), a clinical-stage biopharmaceutical firm engaged in the development of immunotherapies for cancer and stem cell therapies for degenerative diseases, today announced business highlights and financial results for the fiscal year ended December 31, 2017.

"2017 was a pivotal year for CBMG and for the cell therapy environment. The U.S. Food and Drug Administration (FDA) had approved the first two chimeric antigen receptor T cell (CAR-T) therapies that use a patient's own T cells to fight cancer. The issuance in December 2017 of China's CFDA Guiding Principles for the Research and Evaluation of Cell Therapy Products provides a clear path for CBMG to advance our pipeline from clinical development to commercialization.  We have initiated our CAR-T clinical trials and have been recruiting patients. We opened our new state-of-the-art GMP manufacturing facility in Shanghai's Pharma Valley and signed strategic partnerships with GE Healthcare Life Sciences China and Thermo Fisher Scientific China to focus on improving manufacturing processes for cell therapies," said Tony (Bizuo) Liu, CEO of the Company. "These recent advancements, complete with existing in-house integrated Chemistry Manufacturing Controls ("CMC"), further our global leadership in cell therapy manufacturing and advance our goal to carry out transformative cancer treatment for patients. We have $48.9 million on hand at end of February 2018 to support our on-going clinical trials into 2019."

Tony Liu added, "We have also further strengthened our advisory team with the appointments of Dr. Michael A. Caligiuri, 2017-2018 President of American Association for Cancer Research ("AACR"), and President of City of Hope National Medical Center, as Chair of the company's External Advisory Board and Dr. Robert S. Langer, Professor of The Koch Institute for Integrative Cancer Research at MIT, as a member of the Company's Scientific Advisory Board."

2017 & Early 2018 Clinical and Facility Highlights

Immuno-Oncology Platform

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Commenced CALL-1 ("CAR-T against Acute Lymphoblastic Leukemia") Phase I clinical trial in China with CBMG's optimized proprietary C-CAR011 construct of CD19 CAR-T therapy for the treatment of adult patients with Acute Lymphoblastic Leukemia ("ALL");

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Expanded the Phase I clinical trial in China of the Company's ongoing CARD-1 ("CAR-T Against DLBCL") study in patients with Diffuse Large B-cell Lymphoma ("DLBCL");

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Sought to expand our efforts to develop therapies targeting solid tumors by acquiring a three-year option to license T-cell Receptor ("TCR") technology in Hepatocellular Carcinoma ("HCC").

Stem Cell Platform

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Completed 48-week follow-up of all patients in Phase I clinical trial of an "Off-the-Shelf" Allogeneic adipose-derived haMPC AlloJoinTM therapy for the treatment of Knee Osteoarthritis (KOA) patients in China;

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Awarded $2.29 million by the California Institute for Regenerative Medicine (CIRM), to support pre-clinical studies of AlloJoinTM, CBMG's "Off-the-Shelf" Allogeneic stem cell treatment for KOA in the United States.

GMP Expansion and Capabilities

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Expanded the Company's cell therapy manufacturing capabilities with the opening of a new 100,000-square-foot, state-of-the-art GMP manufacturing facility located in Shanghai Zhangjiang High-Tech Park (Shanghai's "Pharma Valley");

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Completed the expansion of a 30,000 square foot multipurpose facility in Wuxi, China, which will be dedicated to advanced stem cell culturing, centralized plasmid and viral vector production, cell banking and development of reagents;

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Established strategic partnership with GE Healthcare Life Sciences China to co-develop certain high-quality industrial control processes in CAR-T and stem cell manufacturing.  A joint laboratory, named "CBMG-GE Joint Laboratory of Cell Therapy" using GE Healthcare's FlexFactoryTM platform will be established within CBMG's Shanghai GMP manufacturing facility and will be dedicated to the joint research and development of a functionally integrated and automated immunotherapy cell preparation system;

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Established a strategic partnership with Thermo Fisher Scientific China Ltd. to build a "CBMG-Thermo Fisher Scientific Joint Innovation & Application Center" which will focus on the research and development of an automated cell therapy manufacturing system.

Recent Business Highlights

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Advanced the Company's cash position with two private placement transactions for total aggregate gross proceeds of approximately $45 Million;

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Sailing Capital, an institutional-quality, returns-focused private equity firm initiated by Shanghai International Group - the financial holding group of the Shanghai Municipal Government - became a significant investor in the Company.

Full Year 2017 Financial Results

Cash Position: The Company had working capital of $20.9 million as of December 31, 2017 compared to $38.3 million as of December 31, 2016. Cash position decreased to $21.6 million at December 31, 2017 compared to $39.3 million at December 31, 2016. We had an increase in cash used in operating and investing activities, partially offset by cash inflow generated from financing activities due to a private placement financing in 2017 for aggregate net proceeds of approximately $14.5 million.

Net Cash Used in Operating Activities: Full-year 2017 net cash used in operating activities was $18.6 million compared to $15.9 million in 2016. The 2017 change in operating assets and liabilities was primarily due to an increase in accounts receivable, other receivables and long-term prepaid expenses as well as the decrease in accrued expenses and non-current liabilities, netting of by the increase in other current liabilities.

Revenue: Full-year 2017 revenue was $0.3 million compared to $0.6 million in 2016. The majority of the revenue was derived from cell therapy technology service for the year ended December 31, 2017. The decrease in revenue is the result of prioritizing cancer therapeutic technologies, and focusing our clinical efforts on developing CAR-T technologies, Vaccine, Tcm and TCR clonality technologies.

G&A Expenses: Full-year 2017 general and administrative expenses were $12.8 million compared to $11.7 million in 2016. There was an increase in rental expenses of $2.2 million, which mainly resulted from the new leased plant located in the "Pharma Valley" of Shanghai from January 1, 2017.

R&D Expenses: Full-year 2017 research and development expenses were $14.6 million compared to $11.5 million in 2016. The increase was primarily attributed to an increase in rental expenses of $1,514,000, which was mainly attributed to the launching of R&D activities at our Beijing facility in the 2nd quarter of 2016 and the lease of a GMP facility in the United States to commence the KOA preclinical and clinical studies in 2017.

Net Loss: Full-year 2017 net loss allocable to common stock holders was $25.5 million compared to $28.2 million in 2016.

About Cellular Biomedicine Group

Cellular Biomedicine Group, Inc. (NASDAQ:CBMG) develops proprietary cell therapies for the treatment of cancer and degenerative diseases. We conduct immuno-oncology and stem cell clinical trials in China using products from our integrated GMP laboratory. Our GMP facilities in China, consisting of twelve independent cell production lines, are designed and managed according to both China and U.S. GMP standards.  Our Shanghai facility includes a "Joint Laboratory of Cell Therapy" with GE Healthcare and a "Joint Cell Therapy Technology Innovation and Application Center" with Thermo Fisher Scientific, which partnerships focus on improving manufacturing processes for cell therapies. CBMG currently has ongoing CAR-T Phase I clinical trials in China; CARD-1 for Diffuse Large B-cell Lymphoma (DLBCL) and Non-Hodgkin Lymphoma (NHL) and CALL-1 for adult Acute Lymphoblastic Leukemia (ALL), utilizing CBMG's proprietary and optimized CD19 construct, as well as an ongoing Phase I trial in China for AlloJoin™ (CBMG's "Off-the-Shelf" Allogeneic Human Adipose-derived Mesenchymal Stem Cell) for the treatment of Knee Osteoarthritis (KOA). In 2017, CBMG was awarded $2.29 million from the California Institute for Regenerative Medicine (CIRM) to support pre-clinical studies of AlloJoin™ for KOA in the United States. To learn more about CBMG, please visit www.cellbiomedgroup.com.

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include those regarding our ability to implement our plans, strategies and objectives for future operations, including our plan to configure part of our Shanghai facility with GE Healthcare's FlexFactory platform, our ability to execute on proposed new products, services or development thereof, results of our clinical research and development, regulatory infrastructure governing cell therapy and cellular biopharmaceuticals, our ability to enter into agreements with any necessary manufacturing, marketing and/or distribution partners for purposes of commercialization, our ability to seek intellectual property rights for our product candidates, competition in the industry in which we operate, overall market conditions, any statements or assumptions underlying any of the foregoing and other risks detailed from time to time in CBMG's reports filed with the Securities and Exchange Commission, quarterly reports on form 10-Q, current reports on form 8-K and annual reports on form 10-K. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

CELLULAR BIOMEDICINE GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Year EndedDecember 31,
	2017	2016	2015

Net sales and revenue	$336,817	$627,930	$2,505,423

Operating expenses:
Cost of sales	162,218	860,417	1,880,331
General and administrative	12,780,483	11,670,506	13,068,255
Selling and marketing	360,766	425,040	709,151
Research and development	14,609,917	11,475,587	7,573,228
Impairment of investments	-	4,611,714	123,428
Total operating expenses	27,913,384	29,043,264	23,354,393
Operating loss	(27,576,567)	(28,415,334)	(20,848,970)

Other income:
Interest income	133,621	78,943	42,220
Other income	1,955,086	132,108	630,428
Total other income	2,088,707	211,051	672,648
Loss before taxes	(25,487,860)	(28,204,283)	(20,176,322)

Income taxes (expenses) credit	(2,450)	(4,093)	728,601

Net loss	$(25,490,310)	$(28,208,376)	$(19,447,721)
Other comprehensive income (loss):
Cumulative translation adjustment	967,189	(743,271)	(307,950)
Unrealized gain (loss) on investments, net of tax	(240,000)	5,300,633	(1,376,540)
Reclassification adjustments, net of tax, in connection with other-than-temporary impairment of investments	-	(5,557,939)	-
Total other comprehensive income (loss):	727,189	(1,000,577)	(1,684,490)

Comprehensive loss	$(24,763,121)	$(29,208,953)	$(21,132,211)

Net loss per share
Basic	$(1.78)	$(2.09)	$(1.70)
Diluted	$(1.78)	$(2.09)	$(1.70)

Weighted average common shares outstanding:
Basic	14,345,604	13,507,408	11,472,306
Diluted	14,345,604	13,507,408	11,472,306

CELLULAR BIOMEDICINE GROUP, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$21,568,422	$39,252,432
Accounts receivable, less allowance for doubtful amounts of $10,789
and $10,163 as of December 31, 2017 and December 31, 2016, respectively	202,887	39,974
Other receivables	902,940	412,727
Prepaid expenses	1,852,695	986,951
Total current assets	24,526,944	40,692,084

Investments	269,424	509,424
Property, plant and equipment, net	12,973,342	4,117,739
Goodwill	7,678,789	7,678,789
Intangibles, net	12,419,692	14,092,581
Long-term prepaid expenses and other assets	3,294,105	1,537,850
Total assets	$61,162,296	$68,628,467

Liabilities and Stockholders' Equity

Liabilities:
Accounts payable	$225,287	$216,154
Accrued expenses	1,097,327	1,168,787
Taxes payable	28,875	28,875
Other current liabilities	2,324,632	950,220
Total current liabilities	3,676,121	2,364,036

Other non-current liabilities	183,649	370,477
Total liabilities	3,859,770	2,734,513

Preferred stock, par value $.001, 50,000,000 shares
authorized; none issued and outstanding as of
December 31, 2017 and 2016, respectively	-	-

Common stock, par value $.001, 300,000,000 shares authorized;
15,615,558 and 14,281,378 issued; and 15,188,764 and 14,281,378 outstanding,
as of December 31, 2017 and 2016, respectively	15,616	14,281
Treasury stock at cost; 426,794 and nil shares of common stock	(3,977,929)	-
as of December 31, 2017 and December 31, 2016, respectively
Additional paid in capital	172,691,339	152,543,052
Accumulated deficit	(111,036,997)	(85,546,687)
Accumulated other comprehensive loss	(389,503)	(1,116,692)
Total stockholders' equity	57,302,526	65,893,954

Total liabilities and stockholders' equity	$61,162,296	$68,628,467

CELLULAR BIOMEDICINE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2017	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(25,490,310)	$(28,208,376)	$(19,447,721)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	2,985,963	2,635,001	2,094,644
Loss on disposal of assets	317	2,156	1,444
Stock based compensation expense	5,345,211	5,452,417	7,592,438
Other than temporary impairment on investments	-	4,611,714	123,428
Realized losses from sale of investments	-	-	5,178
(Reversal) of inventory provision	-	(115,391)	123,848
Allowance for doubtful account	-	10,163	-
Decrease in fair value of accrued expenses for the acquisition of intangible assets	-	-	(345,882)
Changes in operating assets and liabilities:
Accounts receivable	(160,628)	537,155	(497,937)
Other receivables	(467,985)	(156,672)	(143,711)
Inventory	-	514,734	(142,486)
Prepaid expenses	(812,675)	(669,598)	181,679
Taxes recoverable	-	150,082	(150,082)
Other current assets	-	-	110,347
Long-term prepaid expenses and other assets	(1,005,029)	(643,673)	(384,432)
Accounts payable	(814)	(28,205)	(166,032)
Accrued expenses	(118,968)	356,420	396,557
Advance payable to related party	-	-	(30,216)
Other current liabilities	1,339,866	(640,573)	113,919
Taxes payable	-	28,875	(814,288)
Other non-current liabilities	(208,340)	296,036	(371,793)
Net cash used in operating activities	(18,593,392)	(15,867,735)	(11,751,098)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	-	-	(1,568,627)
Proceed from sale of investments, net of issuance cost paid	-	-	1,480
Purchases of intangible assets	(23,734)	(56,519)	(4,260,420)
Purchases of property, plant and equipment	(10,169,134)	(2,676,888)	(1,874,538)
Net cash used in investing activities	(10,192,868)	(2,733,407)	(7,702,105)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the issuance of common stock	14,496,040	42,399,874	18,964,849
Proceeds from exercise of stock options	308,371	885,680	682,303
Repurchase of treasury stock	(3,977,929)	-	-
Net cash provided by financing activities	10,826,482	43,285,554	19,647,152

EFFECT OF EXCHANGE RATE CHANGES ON CASH	275,768	(316,577)	(79,936)

INCREASE IN CASH AND CASH EQUIVALENTS	(17,684,010)	24,367,835	114,013
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	39,252,432	14,884,597	14,770,584
CASH AND CASH EQUIVALENTS, END OF PERIOD	$21,568,422	$39,252,432	$14,884,597

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for income taxes	$2,450	$6,705	$108,075

Non-cash investing activities
Acquisition of intangible assets through issuance of the Company's stock	$-	$-	$1,481,462

Contacts:
Sarah Kelly
Director of Corporate Communications, CBMG
+1 650 566-5064
sarah.kelly@cellbiomedgroup.com